Exhibit 99.2

MICT, Inc. A NEW DIRECTION FINTECH MICT (Nasdaq Capital Markets) www.mict - inc.com 1 Q1 - 21 Earnings Presentation

MIC, Inc. A NEW DIRECTION FINTECH MICT (Nasdaq Capital Markets) Safe Harbor Statements Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This presentation may contain forward - looking statements that involve risks, uncertainties, and assumptions. If any such uncert ainties materialize or if any of the assumptions proves incorrect, the results of MICT, Inc. could differ materially from the results ex pressed or implied by the forward - looking statements we make. All statements other than statements of historical fact could be deemed forw ard - looking, including any projections of product or service availability, subscriber growth, earnings, revenues, or other financ ial items and any statement regarding strategies or plans of management for future operations, statements or belief, any statements concern ing new, planned, or upgraded service or technology developments and consumer contracts or use of our services. The risks and uncertainties referred to above include, but are not limited to, risks associated with developing and deliverin g n ew functionality for our service, new products and services, our new business model, our past operating losses, possible fluctio nal in our operating results and rate of growth, the outcome of any litigation, risks associated with completed and any possible mergers an d acquisitions, our relatively limited operating history, our ability to expand, retain, and motivate our employees and manage our growth, new releases of our service and successful customer deployment. Further information on potential factors that could affect t he financial results of MICT, Inc. is included in our annual report on Form 10 - K for the most recent fiscal year and in our quarterly report on Form 10 - Q of the most recent fiscal quarter. These documents and others containing important disclosures are available on the SEC Fi lings section of the Investor information of our Website. MICT, Inc. assumes no obligation and does not intend to update these forward - looking statements. 2

Q1 - 21 Accomplishments 3 » Acquired a nationwide insurance license in China, through the takeover of insurance brokerage firm, Beijing Fucheng , enabling the Company to broaden its range of insurance products and services and target higher margins through B2C activities. » Completed the acquisition of stock trading and financial services firm, Huapei Global Securities, following the receipt of regulatory approval from the Hong Kong SFC, which has enabled us to advance the launch of our stock trading platform, offering users the ability to trade securities on major stock exchanges in Hong Kong, the United States and China. » Commenced the development of commodity trading and futures trading platform following the signing of an exclusive partnership with the Shanghai Petroleum and National Gas Trading Center, which enables the Company to offer financial services to its customers . » Following its launch, our insurance platform generated $8.2 million in revenue during its first three months of operation » Initiated testing of stock trading app, with expected soft launch in late June » Raised a total of $114 million from two capital raises to fund additional corporate development and margin facilities for our stock trading platform

First Quarter At A Glance – 2021 vs. 2020 4 Q1 - 20 Q1 - 21 ▪ $0 Revenue ▪ $8.9M Revenue, primarily from B2B insurance business ▪ Negative Gross Margin ▪ Secured nationwide insurance license enabling broadening of product range and future launch of B2C and B2B2C business throughout China ▪ Loan outstanding of $2M ▪ Regulatory approval from Hong Kong SFC to enable offer of securities trading on major stock exchanges in Hong Kong, U.S. and China ▪ Preferred Shares outstanding of $6.4m ▪ Initiated testing on our proprietary stock trading platform ▪ No Fintech Activities ▪ Partnership with leading oil and gas trade center, enabling offer of commodity trading and futures exchange services ▪ Owned 34% of Micronet ▪ Increased stake in Micronet to >50% ▪ $3M Cash ▪ $123M Cash

Fintech: Insurance Business 5 China insurance penetration is only 4.4% with total insurance premiums of $530 billion in 2017, growing at CAGR of 41% » Generated $8.2 million of revenues from insurance division in first three months of operation » Nationwide license in China give us the ability to sell a full range of insurance products throughout mainland China » Current revenues are generated from B2B customers. Planned shift towards B2C business is expected to start in 2H 2021 » Synergies expected from cross - selling opportunities through B2B relationships

Fintech: Stock Trading Business 6 China’s online retail securities market expected to reach $30.3 trillion in 2022 » The Company is well positioned for growth and well funded to achieve its goals. » Received regulatory approval from the Hong Kong SFC, enabling the acquisition of Huapei Global Securities and its license for stock trading, and allowing clients to trade stocks in US, Hong Kong and China through our proprietary platform » Secured access to additional data - feeds and commercial relationships, enabling the incorporation of enhanced functionality on our platform and driving competitive product advantage » Currently in final stages of testing with stock trading app with expected soft launch in late June » Strong balance sheet with $123 million of cash enables significant margin financing capability

Fintech: Oil and Gas Commodities 7 China’s crude oil and natural gas commodities imports represented $259b and $44b respectively in 2019 » Partnership agreed with Shanghai Petroleum and Natural Gas Trading Center (SPNG), who’s clients account for approximately 20% of China’s oil and gas trade » SPNG is set to partner with China’s leading commodity and futures exchanges » Targeting brokerage services and finance solutions to a large number of SPNG’s trading partners » Targeting launch in early 2H 2021

Micronet : Developments 8 » Secured pilot - test order for SmartCam in October 2020 and entered negotiations for substantial commercial contract with one of the worlds largest telematics service providers » In December 2020, pilot - test customer placed $0.3m follow - on order » In February 2021, secured a $1.5m follow - on order with another of the world’s largest telematics service providers » In March 2021, secured a $0.9m order from one of North America’s largest telematic service providers

MICT Q1 2021 Results 9 » Total revenue in the first quarter of 2021 was $8.9M versus $0 in the year - ago period » Gross profit was $1.9M in the first quarter of 2021 versus $0 in the year - ago period » Research and development expenses were $0.2M in the first quarter of 2021 versus $0 in the year - ago period » Selling and marketing expenses were $1.0M in the first quarter versus $0 in the year - ago period » General and administrative expenses was $4.6M in the first quarter, up from $0.8M in the year - ago period » Operating loss in Q1 2021 was $4.8M versus a loss of $0.8M » Total net loss in the first quarter of 2021 was $4.5M versus a loss of $1.6M in the prior - year period

Income Statement Results 10

Q1 - 21 Non - GAAP Financial Measures 11

Balance Sheet Highlights 12 In $000's 3/31/2021 12/31/2020 Cash, cash equivalents and restricted cash 123,403 $ 29,049 $ Total current assets 138,161 $ 33,680 $ Total assets 184,305 $ 77,733 $ Total current liabilities 11,818 $ 6,987 $ Total long term liabilities 5,006 $ 5,050 $ Total equity 167,481 $ 65,696 $ As of

MICT, Inc. Always in Front MICT (Nasdaq Capital Markets) www.mict - inc.com 13